Q2 2021 Earnings Call Presentation August 10, 2021 Exhibit 99.2

Forward-Looking Statements Forward-Looking Statements This presentation and our accompanying comments include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, estimates, expectations, and intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on our current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward- looking statements. These risks and uncertainties include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed on March 24, 2021 with the Securities and Exchange Commission (“SEC”) and in our other reports filed from time to time with the SEC. There may be other factors of which we are not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. We do not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. Non-GAAP Financial Measures Included in this presentation are certain non-GAAP financial measures designed to complement the financial information presented in accordance with GAAP because management believes such measures are useful to investors. The non-GAAP financial measures are not determined in accordance with GAAP and should not be considered a substitute for performance measures determined in accordance with GAAP. The calculations of the non-GAAP financial measures are subjective, based on management’s belief as to which items should be included or excluded in order to provide the most reasonable and comparable view of the underlying operating performance of the business. We may, from time to time, modify the amounts used to determine our non-GAAP financial measures. Reconciliation of non-GAAP financial measures are included in the supplemental slides in the Appendix of this presentation. Market & Industry Data This presentation includes industry and trade data, forecasts and information that was prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys and other independent sources available to the Company. Some data also are based on the Company’s good faith estimates, which are derived from management’s knowledge of the industry and from independent sources. These third-party publications and surveys generally state that the information included therein has been obtained from sources believed to be reliable, but that the publications and surveys can give no assurance as to the accuracy or completeness of such information. The Company has not independently verified any of the data from third-party sources nor has it ascertained the underlying economic assumptions on which such data are based.

• Business Highlights (Scott Sewell, President and CEO) – Progress update – Strong growth in new awards • Financial Overview (Roger Shannon, CFO and Treasurer) – Second quarter 2021 financial review ▪ Revenue, gross profit, and Adjusted EBITDA ▪ Cash flow and Adjusted free cash flow – Debt and leverage ratios – 2021 guidance • Conclusion (Scott Sewell) • Appendix – Non-GAAP Reconciliations Agenda

Business Highlights

• $685 million in new awards YTD 2021; on pace to significantly exceed last year's record of $715 million • Continued success with ERT services, with a binding agreement announced to acquire the Avon Lake, OH facility in 2022 • Demolition of the Gibbons Creek, TX power plant and remediation of ash ponds under way • Large remediation projects in the Southeast all on track • On or ahead of plan with respect to our 2021 ESG goals • Continued our industry-leading safety track record • Added three new members to our Board of Directors Progress Update Second quarter 2021

• Revenues increased $11.2 million as compared to Q2 2020 – Driven by: ▪ An increase in remediation and compliance services revenue from new projects ▪ Partially offset by lower fossil services and byproduct sales revenue • Gross profit increased $1.7 million as compared to Q2 2020 – Primarily due to: ▪ An increase in gross profit margin on byproduct sales and the factors mentioned above ▪ Net Loss attributable to Charah Solutions, Inc. increased by $0.6 million as to compared to Q2 2020 – Primarily due to: ▪ The absence of $3.8 million of income from discontinued operations, net of tax due to the sale of Allied ▪ Other operating expenses from ERT services of $1.0 million during Q2 2021 ▪ Partially offset by gains on sales of property and equipment, net and the previously mentioned increase in gross profit • Adjusted EBITDA1 increased by $2.2 million as compared to Q2 2020 Q2 2021 Financial Highlights 1. Please refer to the supplemental slides in the Appendix for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure

Strong Growth in New Awards • Record $715M of new awards in 2020, driven by Dominion Energy project. • We are on pace to significantly exceed this record based on YTD 2021 new awards of $685M. • Increase in awards in 2019, 2020 and YTD 2021 as compared to 2018 driven by an increase in customer awards as our customers are finalizing their plans to address the regulatorily-mandated closure of more than 1,000 surface impoundments. • Decline in new awards from 2016 to 2018 due to utility customer delays in awarding projects as regulations continued to evolve. Total Awards ($ Millions) 306%-54% YOY % Change -44% 66% Pending bids of approximately $4 billion 416 232 106 430 715 685 2016 2017 2018 2019 2020 YTD 2021 0 250 500 750

2021 Financial Overview

• Revenue increased by 21.4%, primarily driven by an increase in remediation and compliance from new project work, partially offset by a decrease in byproduct sales revenue and fossil service revenue. • Gross profit increased by 32.9%, primarily driven by the factors noted above and an increase in gross profit margin on byproduct sales offerings. • Net loss attributable to Charah Solutions, Inc. increased 17.8%, primarily driven by the absence of income from discontinued operations, net of tax, operating expenses from ERT services, partially offset by gains on sales of property and equipment, net and the previously mentioned increase in gross profit. • Adjusted EBITDA1 and Adjusted EBITDA margin1 increased primarily due to the factors noted above. 1. Please refer to the supplemental slides in the Appendix for a reconciliation of Adjusted EBITDA and Adjusted EBITDA margin to the most directly comparable GAAP financial measure Second Quarter Financial Review Q2 2021 vs. Q2 2020 8.1%10.2%10.0%10.9% Margin Comparison ($ in millions) Margin Comparison Adjusted EBITDA1 Revenue $63.5 $52.3 Q2 2021 Q2 2020 Gross Profit $6.9 $5.2 Q2 2021 Q2 2020 $(4.2) $(3.5) Q2 2021 Q2 2020 Net Loss Attributable to Charah Solutions, Inc. $6.5 $4.2 Q2 2021 Q2 2020

Second Quarter Financial Review Cash Flow Update Cash flow from operations (pre-changes in W/C) $ 1.6 Change in W/C (5.4) Operating cash flow $ (3.8) Proceeds from the sales of property and equipment $ 3.8 Capex Maintenance and growth (0.4) Land improvements (0.9) Adjusted free cash flow1 $ (1.3) ($ in millions) 1. Adjusted free cash flow is a non-GAAP measure. Please refer to the supplemental slides in the Appendix for a reconciliation of Adjusted free cash flow to the most directly comparable GAAP measure Adjusted free cash flow positive for the year Negative cash flow driven by planned remediation activities on the Gibbons Creek ash ponds and the timing of certain working capital activities, partially offset by scrap sales from Gibbons Creek and other sales of assets.

Debt & Leverage


Sustain Ability

- Liquidity of $38M as of June 30, 2021:
  - Unrestricted Cash: $18M
  - Revolver[1]: $20M
- Expect leverage ratio to decline through the remainder of 2021 as performance continues to improve.

$ Millions		As of 6/30/2021		As of 3/31/2021		As of 12/31/2020
Cash and Restricted Cash	$	58	$	72	$	29
Less: Restricted Cash		(40)		(48)		(4)
Unrestricted Cash and Equivalents	$	18	$	24	$	25
Revolving Credit Facility	$	13	$	19	$	12
Equipment Financing and Other		33		28		29
Term Loan		119		123		125
Total Debt	$	165	$	170	$	166
Net Debt[3]	$	147	$	146	$	141
LTM Adj. EBITDA[2]	$	25	$	22	$	14
Gross Leverage[3]		6.6x		7.7x		11.9x
Net Leverage[3][4]		5.9x		6.6x		10.1x

1. $50M capacity less $13M drawn less $17M used for letters of credit.
2. Represents continuing operations only. Adjusted EBITDA is a non-GAAP measure. Please refer to the supplemental slides in the Appendix for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure.
3. Net Debt, Gross Leverage and Net Leverage are non-GAAP measures. Net Debt is calculated as Total Debt less unrestricted cash and cash equivalents. Gross Leverage and Net Leverage are calculated as Total Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA, respectively. Please refer to the supplemental slides in the Appendix for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure.
4. Represents "as reported" Net Leverage. Net Leverage used for credit facility reporting was 5.15x as of June 30, 2021.

Charah Solutions

2021 Guidance Guidance Revenue $260 - $300 Net loss attributable to Charah Solutions, Inc. ($5) - $0 Adjusted EBITDA1 $35 - $40 Adjusted Free cash flow1 $33 - $38 ($ in millions) • Results for the second half of this year should benefit from an increased contribution from our Gibbons Creek ERT project relative to the first half of the year. Another driver of second half results is the continued ramping of recent new awards, including large remediation and compliance projects. In addition, we expect to see improvement in certain ongoing projects that experienced adverse weather or other issues in the first half of the year. • Based on our results year to date and our current expectations for the second half of the year, we are reaffirming our 2021 outlook, initially provided on March 24, 2021, as follows: 1. The forward-looking measures of 2021 Adjusted EBITDA and 2021 Adjusted free cash flow are non-GAAP financial measures that cannot be reconciled to net income attributable to Charah Solutions, Inc. and cash flows from operating activities, respectively, as the most directly comparable GAAP financial measure without unreasonable effort primarily because of the uncertainties involved in estimating forward-looking measures.

APPENDIX

Non-GAAP Reconciliation Adjusted EBITDA and Adjusted EBITDA Margin 1. Represents amounts for continuing operations only. 2. Represents expenses associated with the Amendment to the Credit Facility and other miscellaneous items. 3. Adjusted EBITDA margin is a non-GAAP financial measure that represents the ratio of Adjusted EBITDA to total revenue. We use Adjusted EBITDA margin to measure the success of our businesses in managing our cost base and improving profitability. Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. We define Adjusted EBITDA as net earnings attributable to Charah Solutions, Inc. before income from discontinued operations, net of tax, loss on extinguishment of debt, impairment expense, gain on change in contingent payment liability, interest expense, net, income taxes, depreciation and amortization, equity-based compensation and transaction-related expenses and other items. Adjusted EBITDA margin represents the ratio of Adjusted EBITDA to total revenue. We believe Adjusted EBITDA and Adjusted EBITDA margin are useful performance measures because they allow for an effective evaluation of our operating performance when compared to our peers, without regard to our financing methods or capital structure. The following represents a reconciliation of net loss attributable to Charah Solutions, Inc., our most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA. Three Months Ended Six Months Ended June 30, June 30, 2021 2020 2021 2020 (in thousands) Net loss attributable to Charah Solutions, Inc. $ (4,166) $ (3,536) $ (5,453) $ (17,786) Income from discontinued operations, net of tax — (3,777) — (6,820) Interest expense, net(1) 3,314 4,055 6,549 6,914 Loss on extinguishment of debt — — — 8,603 Income tax expense 72 — 229 — Depreciation and amortization(1) 6,169 6,538 12,315 12,864 Equity-based compensation(1) 699 530 998 1,255 Impairment expense 127 — 127 — Transaction-related expenses and other items(1)(2) 277 434 1,247 652 Adjusted EBITDA $ 6,492 $ 4,244 $ 16,012 $ 5,682 Adjusted EBITDA margin(3) 10.2% 8.1% 13.8% 5.5%

Non-GAAP Reconciliation Adjusted EBITDA for the Twelve and Six Months Ended June 30, 2021 1. Represents amounts for continuing operations only. 2. Represents expenses associated with the Amendment to the Credit Facility and other miscellaneous items. Six Months Ended June 30, 2021 Twelve Months Ended December 31, 2020 Six Months Ended June 30, 2020 Twelve Months Ended June 30, 2021 (in thousands) Net loss attributable to Charah Solutions, Inc. $ (5,453) $ (55,863) $ (17,786) $ (43,530) Income from discontinued operations, net of tax — (8,883) (6,820) (2,063) Interest expense, net(1) 6,549 13,774 6,914 13,409 Loss on extinguishment of debt — 8,603 8,603 — Impairment expense 127 44,572 — 44,699 Gain on change in contingent liability payment — (9,702) — (9,702) Income tax expense (benefit) 229 (914) — (685) Depreciation and amortization(1) 12,315 19,131 12,864 18,582 Equity-based compensation(1) 998 2,394 1,255 2,137 Transaction-related expenses and other items(1)(2) 1,247 1,130 652 1,725 Adjusted EBITDA $ 16,012 $ 14,242 $ 5,682 $ 24,572

Non-GAAP Reconciliation Adjusted EBITDA for the Twelve and Three Months Ended March 31, 2021 Three Months Ended March 31, 2021 Twelve Months Ended December 31, 2020 Three Months Ended March 31, 2020 Twelve Months Ended March 31, 2021 (in thousands) Net loss attributable to Charah Solutions, Inc. $ (1,287) $ (55,863) $ (14,250) $ (42,900) Income from discontinued operations, net of tax — (8,883) (3,043) (5,840) Interest expense, net(1) 3,235 13,774 2,859 14,150 Loss on extinguishment of debt — 8,603 8,603 — Impairment expense — 44,572 — 44,572 Gain on change in contingent liability payment — (9,702) — (9,702) Income tax expense (benefit) 157 (914) — (757) Depreciation and amortization(1) 6,146 19,131 6,326 18,951 Equity-based compensation(1) 298 2,394 725 1,967 Transaction-related expenses and other items(1)(2) 971 1,130 218 1,883 Adjusted EBITDA $ 9,520 $ 14,242 $ 1,438 $ 22,324 1. Represents amounts for continuing operations only. 2. Represents expenses associated with the Amendment to the Credit Facility and other miscellaneous items.

Non-GAAP Reconciliation Adjusted Net Loss and Adjusted Loss Per Basic/Diluted Share 1. Represents amounts for continuing operations only and is related to expenses associated with the Amendment to the Credit Facility and other miscellaneous items. 2. Represents the effective tax rate of 1.8% and 0.0% for the three months ended June 30, 2021 and 2020, respectively, and 4.4% and 0.0% for the six months ended June 30, 2021 and 2020, respectively, multiplied by adjusted loss before income taxes attributable to common stockholders. 3. As a result of the net loss per share for the three and six months ended June 30, 2021 and 2020, the inclusion of all potentially dilutive shares would be anti-dilutive. Therefore, dilutive shares of 12,018 and 10,884 were excluded from the computation of the weighted-average shares for diluted net loss per share for the three months ended June 30, 2021 and 2020, respectively, and dilutive shares of 11,903 and 6,947 were excluded from the computation of the weighted-average shares for diluted net loss per share for the six months ended June 30, 2021 and 2020, respectively. Adjusted net loss attributable to common stockholders and Adjusted loss per basic/diluted share are non-GAAP financial measures. We define Adjusted net loss attributable to common stockholders as net loss attributable to common stockholders less, on a post-tax basis, income from discontinued operations, net of tax and plus, on a post-tax basis, loss on extinguishment of debt, impairment expense and transaction-related expenses and other items. Adjusted loss per basic/diluted share is based on Adjusted net loss attributable to common stockholders. The following represents a reconciliation of net loss attributable to common stockholders, our most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted net loss attributable to common stockholders and Adjusted loss per basic/diluted share. Three Months Ended Six Months Ended June 30, June 30, 2021 2020 2021 2020 Net loss attributable to common stockholders $ (6,462) $ (4,561) $ (9,963) $ (18,922) Income from discontinued operations, net of tax — (3,777) — (6,820) Income tax expense 72 — 229 — Loss on extinguishment of debt — — — 8,603 Impairment expense 127 — 127 — Transaction-related expenses and other items(1) 284 434 1,247 652 Adjusted loss before income taxes attributable to common stockholders $ (5,986) $ (7,904) $ (8,360) $ (16,487) Adjusted income tax expense(2) 105 — 372 — Adjusted net loss attributable to common stockholders $ (6,084) $ (7,904) $ (8,732) $ (16,487) Weighted-average shares outstanding used in loss per common share(3) Basic 30,450 29,927 30,282 29,785 Diluted 30,450 29,927 30,282 29,785 Adjusted loss per basic share $ (0.20) $ (0.26) $ (0.29) $ (0.55) Adjusted loss per diluted share $ (0.20) $ (0.26) $ (0.29) $ (0.55)

Non-GAAP Reconciliation Adjusted Free Cash Flow We define Adjusted free cash flow as cash flows from operating activities, cash and restricted cash received from ERT transactions and proceeds from the sales of property and equipment, less cash used for capital expenditures. We include cash and restricted cash received from ERT transactions and proceeds from the sales of property and equipment and exclude capital expenditures because we consider them to be a necessary component of our ongoing operations. We consider Adjusted free cash flow to be a measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for investing in our business and strengthening our balance sheet, but it is not intended to represent the amount of cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from this measure. The following represents a reconciliation of net cash (used in) provided by operating activities, our most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted free cash flow. The presentation of Adjusted free cash flow is not meant to be considered in isolation or as an alternative to net cash (used in) provided by operating activities as a measure of liquidity. Three Months Ended Six Months Ended June 30, June 30, 2021 2020 2021 2020 Net cash (used in) provided by operating activities $ (3,824) $ 27,548 $ 10,242 $ 9,228 Cash and restricted cash received from ERT transaction — — 34,900 — Proceeds from the sales of property and equipment 3,786 141 4,232 155 Capital expenditures: Maintenance and growth (413) (405) (1,799) (1,287) Land improvements (882) — (1,030) — Technology — (15) — (317) Total capital expenditures (1,295) (420) (2,829) (1,604) Adjusted free cash flow $ (1,333) $ 27,269 $ 42,313 $ 7,624

1. Represents amounts for continuing operations only. First Quarter Second Quarter Third Quarter Fourth Quarter (in thousands) Byproduct sales $ 21,761 $ 21,400 $ 22,940 $ 18,524 Construction contracts 14,847 15,347 21,590 29,021 Services 14,669 15,557 18,586 18,135 Total revenue $ 51,277 $ 52,304 $ 63,116 $ 65,680 2020 Revenue(1) Breakdown by Quarter